Exhibit 99.1

PLX Technology, Inc. Reports Third-Quarter 2008 Financial Results

  PCI Express Year-to-Date Revenue up 65 Percent over Prior Year
  Company Commences Production Shipments of PCI Express Gen 2 Products

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 27, 2008--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the third quarter and nine months ended September 30, 2008.

“In these difficult economic times, I am pleased that we were able to deliver solid financial results for the third quarter,” said Michael Salameh, PLX president and chief executive officer. “We reported GAAP net income of $798,000, or $0.03 per diluted share. With no debt and more than $44 million in cash and investments, our balance sheet remains strong.

“To date, we have shipped samples or development systems to more than 950 PCI Express customers, which includes over 100 customers using our Gen2 chips. Further enhancing our innovation in this market, we announced the industry’s first PCI Express switches with on-board DMA engines – also known as direct memory access.”

For the third quarter ended September 30, 2008, PLX reported net revenues of $20.8 million, a two percent decrease from the $21.2 million reported in the third quarter ended September 30, 2007, and an 11 percent decrease from the $23.4 million reported in the second quarter ended June 30, 2008.

GAAP net income for the third quarter ended September 30, 2008, was $798,000, or $0.03 per share (diluted). This compares with net income of $995,000, or $0.03 per share (diluted), in the third quarter ended September 30, 2007, and a net loss of $75,000, or a net loss of $0.00 per share (diluted), in the second quarter ended June 30, 2008.

The Company’s gross margin for the third quarter ended September 30, 2008, was 58.5 percent, as compared with 61.8 percent for the third quarter ended September 30, 2007, and 59.3 percent for the second quarter ended June 30, 2008.

GAAP operating expenses were $11.6 million for the third quarter ended September 30, 2008. This compares with $12.0 million reported in the third quarter of 2007 and $14.1 million in the second quarter of 2008. Included in GAAP operating expenses were stock-based compensation expense and acquisition-related amortization expense of $824,000 in the third quarter of 2008, $1.2 million in the third quarter of 2007 and $1.1 million in the second quarter of 2008.

The Company’s balance sheet remained strong. At September 30, 2008, cash and investments decreased by $2.6 million to $44.0 million, from $46.6 million at December 31, 2007, due to the repurchase of approximately 956,000 shares of PLX common stock for $6.5 million. Additionally, there continues to be no debt.

Business Outlook

The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its fourth-quarter earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

  Net revenues for the fourth quarter ended December 31, 2008, are expected to be between $15.0 million and $18.0 million, with approximately 50 percent of total net revenues attributable to PCI Express products.
  Gross margins are expected to be approximately 60 percent.
  Operating expenses under GAAP are expected to be approximately $12.4 million. Included in operating expenses are share-based compensation and acquisition related amortization which are expected to be approximately $0.9 million.

PLX management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its third-quarter financial results, as well as its fourth-quarter outlook. A live Webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 913.312.0640. A recorded replay of this Webcast will be available on the PLX Website beginning 5:00 p.m. PDT on October 27, 2008, through 5:00 p.m. (PST) on November 3, 2008. To listen to the replay via telephone, call 719.457.0820 and use access code 1411614.

For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

About PLX

PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the world’s leading supplier of PCI Express and other standard I/O interconnect semiconductors to the communications, server, storage, embedded-control, and consumer markets. The company provides a competitive advantage through an integrated combination of experience, high-performance silicon, hardware and software design tools, and global partnerships. These innovative solutions enable PLX customers to develop equipment with industry-leading performance, scalability and reliability that allows them to bring designs to market faster.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the fourth quarter of 2008, which are set forth under the caption “Business Outlook,” statements regarding the PCI Express product lines and statements regarding the anticipated shipment date of the Gen 2 PCI Express products. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, reduced acceptance of the Company’s PCI Express products, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2007 and PLX’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

PLX TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2008	2007	2008	2008	2007

Net revenues	$20,790	$21,216	$23,350	$66,895	$59,620
Cost of revenues	8,630	8,108	9,492	27,034	23,489
Gross margin	12,160	13,108	13,858	39,861	36,131

Operating expenses:
Research and development	6,000	5,870	7,791	20,289	17,755
Selling, general and administrative	5,436	5,912	6,063	17,952	18,143
Amortization of purchased intangible assets	150	241	202	593	1,038
Total operating expenses	11,586	12,023	14,056	38,834	36,936

Income (loss) from operations	574	1,085	(198)	1,027	(805)
Interest income and other, net	336	624	376	1,200	1,805

Income (loss) before provision for income taxes	910	1,709	178	2,227	1,000
Provision (benefit) for income taxes	112	712	253	442	357

Net income (loss)	$798	$997	$(75)	$1,785	$643

Basic net income (loss) per share	$0.03	$0.03	$(0.00)	$0.06	$0.02
Shares used to compute basic per share amounts	28,009	28,748	28,213	28,270	28,689
Diluted net income (loss) per share	$0.03	$0.03	$(0.00)	$0.06	$0.02
Shares used to compute diluted per share amounts	28,122	29,257	28,213	28,415	29,148

PLX TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30	December 31
	2008	2007
	(unaudited)	(unaudited)
ASSETS

Cash and investments	$44,015	$46,563
Accounts receivable, net	9,804	10,534
Inventories	7,370	7,422
Property and equipment, net	29,753	29,798
Goodwill	34,692	34,541
Other intangible assets	984	1,577
Other assets	6,927	5,365
Total assets	$133,545	$135,800

LIABILITIES

Accounts payable	$3,545	$4,447
Accrued compensation and benefits	2,366	2,237
Accrued commissions	483	652
Other accrued expenses	791	572
Total liabilities	7,185	7,908

STOCKHOLDERS' EQUITY

Common stock, par value	28	29
Additional paid-in capital	131,392	134,503
Accumulated other comprehensive loss	(287)	(82)
Accumulated deficit	(4,773)	(6,558)
Total stockholders' equity	126,360	127,892
Total liabilities and stockholders' equity	$133,545	$135,800

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2008	2007	2008	2008	2007
Net Revenues by Geography
Americas	32%	28%	35%	32%	30%
Asia Pacific	53%	60%	54%	55%	59%
Europe	15%	11%	11%	13%	11%

	Share-Based Compensation
	(in thousands)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2008	2007	2008	2008	2007
Manufacturing	$14	$12	$15	$47	$43
Research and development	273	377	351	1,027	1,331
Selling, general and administrative	400	622	595	1,459	2,001
	$687	$1,011	$961	$2,533	$3,375

CONTACT:
CommonGround Communications (for PLX)
Jerry Steach, 415-222-9996
jsteach@plxtech.com
or
PLX Technology, Inc.
Arthur O. Whipple, CFO, 408-774-9060
investor-relations@plxtech.com